Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CEPHALON, INC.

CUSIP: 156708AP4	No.

2.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE JUNE 1, 2015

Cephalon, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of           hundred million dollars ($                  ) on June 1, 2015 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CEPHALON, INC.

By:

Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

CEPHALON, INC.

2.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE JUNE 1, 2015

1.             INTEREST AMOUNTS

Cephalon, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), will pay interest at a rate of 2.00% per annum, on the principal amount of this Note payable as provided in the Indenture.

2.             METHOD OF PAYMENT

The Company shall pay any interest on this Note to the person who is the Holder of this Note at the close of business on May 15 or November 15, as the case may be, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal and premium, if any.  Interest on the Note will be paid at a rate of 2.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, the immediately following Business Day, commencing December 1, 2005.  Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of the maturity, conversion or purchase of the Note by the Company at the option of the Holder, interest shall cease to accrue on the Note.  However, the Company will pay interest on the maturity date to a Holder of record of the Note on the record date immediately preceding the stated maturity date regardless of whether such Holder converts the Note.

The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal, premium, if any, and interest in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail a check for interest to the Holder’s registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.             PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.             INDENTURE, LIMITATIONS

This Note is one of a duly authorized issue of Securities of the Company designated as its 2.00% Convertible Senior Subordinated Notes due June 1, 2015 (the “Notes”), issued under an Indenture, dated as of June 7, 2005 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

The Notes are senior subordinated unsecured obligations of the Company limited, except as set forth in the Indenture, to up to $800,000,000 aggregate principal amount (or up to $920,000,000 if the underwriters exercise their over-allotment option with respect to the initial distribution of Notes in full). The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.             PURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Fundamental Change, at a purchase price equal to 100% of the principal amount thereof, together with any accrued interest up to, but excluding, the Fundamental Change Purchase Date, payable in cash. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m., New York City time, on the second Trading Day next preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.             CONVERSION

A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into cash and shares of Common Stock at any time prior to the close of business on June 1, 2015, subject to the conditions, if any, set forth in Section 5.1 of the Indenture; provided, however, that, if the Note is subject to purchase upon a Fundamental Change, the conversion right will terminate at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date for such Note or such earlier date as the Holder presents such Note for purchase (unless the Company shall default in making the Fundamental Change Purchase Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is purchased).

The initial Conversion Price is $46.70 per share, and the initial Conversion Rate is 21.4133 shares of Common Stock, in each case subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion; in lieu thereof, the Company shall deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each of the twenty Trading Days following the Conversion Date (rounding down to the nearest whole number) and shall pay an amount in cash for the remainder based upon the Volume Weighted Average Price of the Common Stock on the twentieth Trading Day following the Conversion Date.

To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

A Note in respect of which a Holder had delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.             SUBORDINATION

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

8.             DENOMINATIONS, TRANSFER, EXCHANGE

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.             PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

10.           UNCLAIMED MONEY

If money for the payment of principal, premium, if any, or Interest Amounts, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.           AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions set forth in the Indenture, the Notes and the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.           SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

13.           DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default with respect to the Notes includes: (i) default for 30 days in payment of any interest on any Notes; (ii) default in payment of any principal (including, without limitation, any premium, if any) on, or any Make Whole Premium, if any, on, the Notes

when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Notes or in the Indenture with respect to the Notes; (iv) default in the payment of certain indebtedness of the Company or a Significant Subsidiary and (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default with respect to the Notes (other than as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or any premium, interest or Make Whole Premium) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

14.           TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.           NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

16.           AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

17.           ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Note but not specifically defined herein are used herein as so defined.

18.           INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Cephalon, Inc., 41 Moores Road, Frazer, PA 19355, (610) 344-0200, Attention: General Counsel.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $ .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE
UPON A FUNDAMENTAL CHANGE

To: Cephalon, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Cephalon, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at a purchase price equal to the Fundamental Change Purchase Price, payable in Cash.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note